EXHIBIT 3

                                     BY-LAWS

                                       of

                                   AGWAY INC.

                          As Amended to April 26, 2000
                          ----------------------------

                                     GENERAL


                     1.1       Certificate of Incorporation - The certificate of
                               ----------------------------
incorporation of the corporation is hereby made a part of these by-laws and all matters hereinafter contained in these by-laws shall be subject to such provisions in regard thereto, if any, as are set forth in the certificate of incorporation. All references in these by-laws to the certificate of incorporation shall be construed to mean the certificate of incorporation as from time to time amended. The name and purposes of the corporation shall be as set forth in the certificate of incorporation.

                     1.2   Definitions - As used in these by-laws, the following
                           -----------
terms have the following meanings:

                           (a) "Person" means any individual, partnership, firm, corporation, association, or any other form of business organization.

                           (b)   "Farmer"   means   any   person   who  produces
                     agricultural products for sale.

                           (c)  "Member"   means   any   person   meeting   the
                     qualifications specified in section 2.1 of these by-laws; and for purposes of sections 9.1-9.4 of these by-laws, also includes any contract patron.

                           (d) "Contract Patron" means any person who is a party to a contract with the corporation providing for the payment of patronage refunds authorized by section 9.6 of these by-laws.

                                   MEMBERSHIP

                     2.1   Members - The  following  persons shall be members of
                           -------
the corporation:

                           (a) Any farmer or cooperative organization of farmers which:




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                                    (1)   is a record holder of one share of $25
                               par value membership common stock of this corporation, and

                                    (2)   has purchased  farm  supplies  or farm
                               services or has marketed farm products through this corporation since the beginning of the preceding fiscal year of the corporation.

                     A cooperative organization of farmers, which acts only as a dealer of the corporation in the distribution of farm supplies, shall not thereby be qualified for membership.

                     2.2   Non-Members  -  All  persons  or  organizations,  not
                           -----------
qualified for membership under section 2.1 of these by-laws, who shall purchase from or market through the corporation shall be non-members of the corporation, and, except in the case of contract patrons, shall not be entitled to share in refunds based on their patronage.

                     2.3   Privileges of Membership - Each member shall have the
                           ------------------------
following rights and privileges:

                          (a) As a stockholder, to participate in and vote at meetings of stockholders as provided in section 2.4 of these by-laws.

                          (b) To participate in patronage refunds as provided in sections 9.1-9.5 of these by-laws.

                          (c) To attend and participate in local membership meetings, and to participate in the selection of member committees or committeemen.

                          (d) To be eligible to serve on local member committees or on the Agway council or on the board of directors of this corporation.

                     2.4   Voting -
                           ------

                          (a) All voting rights shall be vested in the $25 par value membership common stock of the corporation, the record holder of which shall be entitled to only one vote to be cast by the holder thereof in person, or by proxy, at any meeting of stockholders; each holder of membership common stock shall be entitled to only one vote regardless of the number of shares held.




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                          (b)    Except  as  otherwise  provided  by the laws of
                     Delaware,   the  certificate  of   incorporation  or  these
                     by-laws, all actions taken at a meeting of stockholders shall be determined by a majority vote at a meeting at which a quorum is present.

                     2.5   Representative  of  a  Member or Stockholder - If any
                           --------------------------------------------
member or stockholder is other than a natural person, such member or stockholder may be represented by any officer thereof or by any other individual duly authorized by a writing executed and filed with the secretary of the corporation.

                     2.6   Non-Transferability  of  Membership -  No  membership
                           -----------------------------------
shall be assigned or transferred either voluntarily or involuntarily or by operation of law.

                     2.7   Termination  of  Membership -  A  membership shall be
                           ---------------------------
terminated:

                           (a) By transfer or the tender for purchase by the corporation by a member of his share of $25 par value membership common stock of the corporation, such termination to be effective upon the recording of such transfer or purchase upon the stock records of the corporation.

                           (b) By the call for redemption by the corporation of the member's share of $25 par value membership common stock of the corporation because the person has ceased to be a member of the corporation as defined in section 2.1 of these by-laws.

                           (c) By the call for redemption by the corporation of the member's share of $25 par value membership common stock of the corporation because such redemption is necessary to maintain the status of the corporation as an agricultural cooperative under applicable law.

                     2.8    Member  Committees - Members  shall  be  eligible to
                            ------------------
attend meetings at which those members doing business with the corporation and residing within a geographical area shall select a member committee from among their own number. Member committees shall select a chairman, vice chairman, and secretary, and shall keep minutes of their meetings and actions taken. Each member committee so chosen shall function with respect to nomination procedures as specified in section 5.3 of these by-laws, and shall act in an advisory capacity in representing members in their relationships with this corporation, its subsidiaries and qualified agencies.

                     2.9    Membership Common Stock -The ownership of membership
                            -----------------------
common stock of the corporation is limited to one share per holder.



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                      CAPITAL STOCK AND PATRONS' INTERESTS

                     3.1    Capital Stock - The amount of the authorized capital
                            -------------
stock and the par value of the shares shall be as fixed in the certificate of incorporation. The issuance of any shares of capital stock of any class shall be authorized by the board of directors by resolution fixing the consideration for such issue.

                     3.2    Certificates of Stock -Certificates of stock will be
                            ---------------------
signed in the name of the corporation by the president or a vice-president and the treasurer or an assistant treasurer or the secretary or an assistant secretary. Such signatures may be facsimile. Certificates shall be numbered and registered in the order in which they are issued and the seal of the corporation shall be affixed thereto.

                            Notwithstanding  anything  to  the  contrary in this
section 3.2 of these by-laws, certificates of stock shall be in such form as shall, in conformity to law, be prescribed from time to time by the board of directors.

                     3.3    Loss of Certificate - In case of the alleged loss or
                            -------------------
destruction or of the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms in conformity with law as the board of directors may prescribe. The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation (i) an affidavit (in form and substance satisfactory to the corporation) describing the loss, theft or destruction of any such certificate, and/or (ii) a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                     3.4    Transfer of Shares of Stock - Shares of stock of the
                            ---------------------------
corporation shall be transferable only on the books of the corporation by assignment in writing by the owner thereof, his attorney legally constituted, or his legal representatives, upon surrender and cancellation of the certificates therefor and, in the case of common stock, only with the written consent of the corporation, endorsed on the certificate of stock. Shares of common stock may not be transferred except absolutely. The corporation and its transfer agents and registrars, if any, shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes except as otherwise expressly provided by the laws of the State of Delaware.




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                     3.5    Redemption or Purchase of Shares of Stock - Whenever
                            -----------------------------------------
any stock is called by the corporation for redemption, or whenever any $25 par value membership common stock held by a person who has ceased to be a
member  is  presented  by  the  holder   for   sale  to  the  corporation,   the
certificates representing such stock duly endorsed for transfer and bearing any appropriate transfer stamps shall be delivered at the principal office of the corporation or at such bank or trust company as may be specified in the call by the corporation. Payment for any stock so delivered shall be made by the corporation promptly after such delivery. After call duly made in accordance
with  the  foregoing   provisions  (unless   such   stock  shall  have been duly
delivered as required by such call and the corporation shall have failed to make payment therefor within one week after such delivery), the stock covered by such call shall be deemed to have been purchased by the corporation on the date fixed by the call for redemption and the holder thereof shall not thereafter be entitled to vote in respect to such stock, or otherwise to enjoy any of the privileges and benefits of ownership thereof, but only to receive, after delivery of the certificates therefor, payment for such stock as hereinbefore provided.

                     3.6    Record Date - The  board  of  directors may  fix  in
                            -----------
advance a date not exceeding sixty (60) nor less than ten (10) days preceding the date of any meeting of the stockholders, or not exceeding sixty (60) days preceding the date for payment of any dividend, as a record date for the determination of the stockholders entitled to notice of, and to vote at any such meeting or entitled to receive a payment of any such dividend; and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at such meeting, or to receive payment of such dividend, notwithstanding any transfer of any stock on the books of the corporation after such record date so fixed.

                     3.7   Rights,  Limitations  and  Priorities  of  Patrons'
                           --------------------------------------------------
 Interest -
-----------
                          (a)      Revolving Fund  Certificates - Revolving fund
                                   ----------------------------
                     certificates issued by any predecessor corporation in lieu of cash patronage refunds, or by this corporation in exchange for such certificates issued by a predecessor corporation, shall be redeemed at face amount, fully or pro rata, in the order of issuance by year if and when the board of directors in its sole discretion considers the funds represented thereby no longer necessary for corporate purposes. In the event of dissolution, such certificates shall be retired in full or on a pro rata basis. No interest shall be paid on revolving fund certificates.

                          (b)       Retained  Margins  and  Patrons'  Equities -
                                    --------------------------------------------
                     Retained margins (any net margin retained by the corporation or any predecessor and apportioned to patrons on the books of the corporation or of predecessor corporations, but not allocated to patrons in the form of any written notice) and patrons' equities (retained net margin of the corporation or


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                     any  predecessor  allocated  to  patrons  in the  form of a written notice other than a revolving fund certificate) constitute the residual equity of the corporation which, subject to reduction by losses, shall be held for the benefit of patrons, past as well as present, having an interest therein pursuant to the provisions of these by-laws or the by-laws of any predecessor corporation. Retained margins and patrons' equities entitle the holders thereof to the same rights and privileges, and neither shall enjoy any preference over the other. No person shall be entitled to any distribution of assets with respect of
                     retained   margins  or  patrons'   equities  prior  to  the
                     dissolution   of  the   corporation.   In  the   event   of
                     dissolution, after payment in full of all debts and of any amounts to which the holders of preferred stock, revolving fund certificates and common stock shall be entitled pursuant to the provisions of these by-laws, the remaining
                     assets   of   the   corporation    shall   be   distributed
                     proportionately among those persons having interests in retained margins and patrons' equities and in accordance with such interests as reflected on the books of the corporation and predecessor corporations.

                     3.8   6% Cumulative Preferred Stock, Series A - Agway, Inc.
                           ---------------------------------------
6% Cumulative Preferred Stock, Series A, issued in connection with the merger of Agway local store corporations into Agway, Inc. after September 22, 1992 will not be subject to transfer until July 1, 1997 and thereafter.

                            MEETINGS OF STOCKHOLDERS

                     4.1   Annual Meeting  -  A  regular  annual  meeting  of
                           --------------
stockholders shall be held in the City of Syracuse, State of New York, on the first Wednesday of the month of December, or on such other date and at such other place as may be designated by resolution of the board of directors.

                     4.2   Notice of Annual Meeting -  Notice  of  the  time and
                           ------------------------
place of the annual meeting shall be given all stockholders entitled to vote not less than ten (10) days nor more than sixty (60) days before the time of such meeting.

                     4.3   Special Meeting - A  special  meeting of stockholders
                           ---------------
may be called at any time by the chairman, or in his absence by the vice-chairman, or by a majority of the directors or by one percent of the membership by petition in writing. Only such business may be transacted as is specified in the notice of the special meeting.

                     4.4   Notice  of  Special  Meetings  -  Notice  of  special
                           -----------------------------
meetings shall be given in the same manner as for the annual meeting and in addition shall state the purpose for which the meeting is called.



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                     4.5   Adjournment and Notice - Any meeting may be adjourned
                           ----------------------
because of the absence of a quorum or for any other reason. If the adjournment is for less than thirty (30) days, no new notice need be given if the time and place of the adjourned meeting is announced at the time of adjournment. If the adjournment is more than thirty (30) days, notice shall be given as required for the original meeting.

                     4.6   List  of  Stockholders -  A  complete  list  of  the
                           -----------------------
stockholders entitled to vote at any election of directors, arranged in alphabetical order, and showing the address of each stockholder and stating that each stockholder owns one share shall be prepared at least ten (10) days before such election by the officer in charge of the stock ledger of the corporation. Such list shall be open to the examination of any stockholder during ordinary business hours, for a period of at least ten (10) days prior to the election, at a place within the city where the election is to be held, which place shall be specified in the notice of the meeting, and such list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

                     4.7   Quorum  -  The  presence  in person at any meeting of
                           ------
stockholders of the greater of (i) 100 persons each holding a share of $25 par value membership common stock, or (ii) the minimum number of stockholders required under applicable law to establish a quorum, shall constitute a quorum for the transaction of business. The stockholders present at a duly called and held meeting at which a quorum is present may continue to do business until adjournment notwithstanding withdrawal of stockholders.

                     4.8  Inspectors of Election - There shall be  elected  each
                          ----------------------
year one Inspector of Election from each of the districts holding nominating meetings for the election of directors. Said Inspectors shall serve at the annual meeting of the corpora tion following said nominating meetings. The election of each of the Inspectors of Election shall be by a majority of the votes cast at each of said nominating meetings, and the weighted-vote procedure set forth in section 5.3 of these by-laws shall obtain with respect to the election of said Inspectors of Election. Nominations for Inspector of Election shall be made from the floor at said nominating meetings.

                          If less than two of the Inspectors of Election elected
pursuant to the provisions of the above paragraph are present at the annual meeting for which they are elected, the Chairman shall appoint one or two members, as required, to serve as Inspectors of Election at said annual meeting so that there shall be at least two members serving as Inspectors of Election at each annual meeting.

                     4.9   Notice of Stockholder Business - At an annual meeting
                           ------------------------------
of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto)


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given by or at the direction of the board of directors,  (b) otherwise  properly brought before the meeting by or at the direction of the board of directors,  or
(c) otherwise properly be requested to be brought before the meeting by a stockholder. For business to be properly requested to be brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than ninety (90) days prior to the meeting; provided, however, that in the event that the date of the meeting is not publicly announced by the corporation by mail, press release or otherwise more than ninety (90) days prior to the meeting, notice by the stockholder to be timely must be delivered to the secretary of the corporation not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was communicated to stockholders. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the by-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in section 4.9 of these by-laws. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of section 4.9 of these by-laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                     4.10   Director  Nominations - Nominations for the election
                            ---------------------
of directors may be made by the board of directors or a committee appointed by the board of directors or by any stockholder entitled to vote in the election of directors generally or by the secretary of the corporation pursuant to section 5.3 of these by-laws. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety (90) days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock

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of the  corporation  entitled  to vote at such  meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of a person not made in compliance with the foregoing procedure.

                     4.11   Order of Business - Unless  otherwise  determined by
                            -----------------
the board of directors prior to the meeting, the chairman of the stockholders' meeting shall determine the order of business and shall have the authority in his discretion to regulate the conduct of any such meeting, including, without limitation, by imposing restrictions on the persons (other than stockholders of the corporation or their duly appointed proxies) who may attend any such stockholders' meeting based upon any determination by the chairman, in his sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and the circumstances in which any person may make a statement or ask questions at any stockholders' meeting.


                                    DIRECTORS

                     5.1    Number  and  Qualification - The  board of directors
                            --------------------------
shall consist of fifteen (15) members. Directors shall be members of the corporation, except that members who are employees or dealers of the corporation shall not be eligible for election as directors.

                     5.2    Nomination Districts - The  territory  in  which the
                            --------------------
corporation operates shall be divided into nomination districts, fifteen (15) in number, described as follows:

                               District 1. State of New York, counties of Cattaraugus (except for southeast section), Chautauqua, Erie, Genesee, Niagara, Orleans and Wyoming and Towns of Clarkson, Gates, Greece, Hamlin, Ogden, Parma and Sweden located in the county of Monroe; Commonwealth of Pennsylvania, northeast corner of the county of Erie and the northern section of county of Warren.



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                               District  2.  State  of  New  York,  counties  of
                               Allegany,    Cattaraugus   (southeast   section),
                               Chemung, Livingston, Monroe (except for the Towns of Clarkson, Gates, Greece, Hamlin, Ogden, Parma and Sweden), Ontario, Schuyler, Seneca (except for southern section), Steuben, Wayne and Yates; Commonwealth of Pennsylvania, counties of McKean and Potter.

                               District 3. State of New York, counties of Broome, Cayuga, Chenango (except for northwest section), Cortland, (except for northeast section), Delaware (western half), Onondaga (southern half), Seneca (southern section), Tompkins and the Town of Gilbertsville located in the county of Otsego.

                               District 4. State of New York, counties of Chenango (northwest section), Cortland (northeast section), Delaware (eastern half), Herkimer (southern half), Madison, Oneida, Onondaga (except for the southern half), Oswego and Otsego (except for the Town of Gilbertsville).

                               District 5. State of New York, counties of Clinton, Essex, Franklin, Hamilton (northern half), Herkimer (northern half), Jefferson, Lewis and St. Lawrence.

                               District 6. State of New York, counties of Albany, Fulton, Greene, Hamilton (southern half), Montgomery, Rensselaer, Saratoga, Schenectady,
                               Schoharie, Warren and Washington; State of Vermont, counties of Addison, Chittenden, Franklin, Grand Isle, Lamoille, Rutland and Washington.

                               District 7. Commonwealth of Pennsylvania, counties of Berks, Carbon, Columbia, Dauphin, Lehigh, Lancaster, Lebanon, Luzerne (southern section), Lycoming Monroe (southern half), Montour, Northampton, Northumberland, Schuylkill, Snyder, and Union.

                               District 8. Commonwealth of Pennsylvania, counties of Adams, Centre, Clinton, Cumberland, Franklin, Juniata, Mifflin, Perry and York; State of Maryland, counties of Baltimore, Carroll, Frederick, Harford and Washington.

                               District 9. States of Maine and New Hampshire; State of Vermont, counties of Bennington, Caledonia, Essex, Orange, Orleans, Windham and Windsor.

                               District 10. States of Connecticut and Rhode Island; Commonwealth of Massachusetts; State of New York, counties of Columbia, Dutchess and Putnam.

                               District 11. State of New York, New York City and Long Island counties, and counties of Orange, Rockland, Sullivan (except for the Towns of
                               Callicoon, Cochecton, Delaware and Fremont), Ulster and Westchester; State of New Jersey.

                               District 12. Commonwealth of Pennsylvania, counties of Bradford, Lackawanna, Luzerne (northern section), Monroe (northern half), Pike, Sullivan, Susquehanna, Tioga, Wayne and Wyoming; State of New York, county of Tioga, and the Towns of Callicoon, Cochecton, Delaware and Fremont located in the county of Sullivan.

                               District 13. State of Delaware; State of Maryland, counties of Caroline, Cecil, Dorchester, Kent, Queen Annes, Somerset, Talbot, Wicomico and Worcester; Commonwealth of Pennsylvania, counties of Bucks, Chester, Delaware, Montgomery and Philadelphia.

                               District 14. Commonwealth of Pennsylvania, counties of Armstrong, Beaver, Butler, Cameron, Clarion, Clearfield, Crawford, Elk, Erie (except for northeast corner), Forest, Jefferson, Lawrence, Mercer, Venango and Warren (except for northern section); and northern Ohio.

                               District 15. Commonwealth of Pennsylvania, counties of Allegheny, Bedford, Blair, Cambria, Fayette, Fulton, Greene, Huntingdon, Indiana, Somerset, Washington, and Westmoreland; State of Maryland, counties of Allegany and Garrett; southern Ohio and northern West Virginia.

                     5.3       Nomination Procedures - District Directors - Each
                               ---------------------
district as defined in section 5.2 of these by-laws shall be subdivided into geographical areas, each to be represented by a member committee, selected in the manner set forth in section 2.8 of these by-laws, which by its chairman or vice chairman shall act for its committee as provided herein. At least one hundred forty (140) days before each annual meeting of the corporation, the chairman of the corporation shall appoint, for each nomination district from which a district director is to be elected at the next annual meeting, a nominating committee for such district consisting of one director of the corporation from outside such district who will act as chairperson and a non-voting member of the committee, plus the current committee chairperson of each member committee within such district (or the chairperson's designee) with the total number of nominating committee members to be not less than four, including the non-voting chairperson, or greater than the number of member committees within such district, plus one non- voting chairperson. Such nominating committee shall recommend the member it deems best qualified to serve as district director from such district, or if it so chooses, it may recommend two members, both of whom it deems qualified to serve as district director from such district, and shall report such recommendation or recommendations to the chairman of the corporation, who thereupon shall call a meeting of all members of the member committees within such district, at a place and at a time designated by the board of directors. The chairman of the corporation shall designate a chairman and alternate chairman for the meeting so called and the presiding officer thereof shall appoint a secretary. At such a meeting the nominating committee of the district shall present its recommendation or recommendations to the meeting in the form of a nomination. Additional nominations of members residing within the district may be made from the floor. If there is more than one nominee, voting shall be by ballot of the chairman (or his alternate) of each member committee within the district. The vote of each such chairman (or his alternate) shall be weighted by the volume of member business represented by such chairman (or his alternate) in accordance with the following formula: under $250,000, 1 vote; $250,000 to $499,999, 2 votes; $500,000 to $749,999, 3 votes; $750,000 to
$999,999,  4 votes;  $1,000,000 to $1,999,999,  5 votes; one additional vote for each additional $1,000,000 of member volume.

                   Whoever receives a majority of the votes cast shall be declared the nominee for the district. In case no candidate receives a majority on the first ballot, on each ballot the candidate with the least number of votes will be eliminated until one candidate receives a majority. Immediately after such meeting the secretary thereof shall transmit to the secretary of the corporation a sworn certificate stating the name of such nominee, which shall be placed in nomination at the annual meeting by the secretary of the corporation or his designee.

                     5.4       Vacancies -
                               ---------

                               (a) Any vacancy on the board of directors occurring during the term of any director, caused by death, resignation or otherwise may be filled for the unexpired portion of the term or until a successor shall be elected by a majority of the directors then in office at any regular or special meeting of the board. If the term of a district director being replaced extends beyond the next annual meeting, the portion of the term following such meeting shall be filled at such meeting by the stockholders in accordance with nomination procedures specified by the board of directors and conforming, as closely as time permits, to the procedures set forth in section 5.3 of these by-laws. Any vacancy shall be filled by a person from the same district as the person being replaced.

                            (b) In case the entire board of directors shall die or resign, any ten (10) stockholders may call a special meeting in the same manner that the chairman may call such a meeting, and directors for the unexpired terms may be elected at such special meeting in the manner provided for their election at annual meetings.

                     5.5     Place  of  Meetings - Meetings  of  the  board  of
                             -------------------
directors shall be held at any place which has been designated by the board or by written consent of all members of the board.

                     5.6     Regular Meetings - Regular meetings of the board of
                             ----------------
directors may be held at such time and place as may be appointed by the board, which time may be changed from time to time. At the regular meeting of the board of directors in October, the election of officers, including the chairman of the board, the vice- chairman and the president and chief executive officer shall be conducted.

                     5.7     Special Meetings - A  special  meeting of the board
                             ----------------
of directors shall be held whenever called by the chairman, or by the vice-chairman of the board in the absence of the chairman, or by any five (5) directors. Any and all business may be transacted at a special meeting.

                     5.8     Notice  of  Meetings  of  Directors - No  notice of
                             -----------------------------------
regular meetings of the directors need be given except that in case of a change in the time for regular meetings written notice of such change shall be given to directors who were not present at the meeting when such change was made. Notice of each special meeting shall be given pursuant to section 13.3 of these by-laws, showing the time and place, at least five (5) days prior to the time of such meeting.

                     5.9     Adjournment - Notice  of  time and place of holding
                             -----------
an adjourned meeting need not be given to absent directors, if the time and place be fixed at the meeting adjourned and the adjournment is for a period of not more than seven (7) days.

                     5.10    Quorum - Except  as  herein provided, a majority of
                             ------
the directors in office shall be necessary to constitute a quorum for the transaction of business. In the event of an extreme emergency, including a substantial disruption of communication as a result of a disaster, whether nuclear, labor strike, flood, hurricane or any other cause, making it extremely difficult or impossible to assemble a majority of the board for a duly called meeting, and such emergency has been declared, either by the president, or, in his absence, the chairman of the board, or by the President of the United States, or by any of the Governors of the states in which the corporation does business, a quorum of the board of directors for the transaction of business at a meeting duly called shall not be less than one-third of the directors.

                     5.11    Compensation  of Directors -  Directors,  as  such,
                             --------------------------
shall not receive any stated compensation for their services unless its payment has been first authorized by the board of directors. In addition to an annual retainer, the board of directors may allow a reasonable per diem and expenses for attendance at any meeting of the board or of the executive committee, and any other meeting or official business.

                     5.12    Removal for Cause - A  director  may be removed for
                             -----------------
failure to attend three (3) consecutive meetings of the board without adequate cause, or for other neglect of duty, or for any other cause. Such removal may be effected in either of the following two ways:

                            (a) Removal may be by the vote or consent of the holders of a majority of the shares entitled to vote at an election of directors; or

                            (b) Removal may be by the affirmative vote of three-fourths (3/4) of the entire board (excluding the director complained of) at any regular or special meeting of the board, following reasonable notice to the director complained of and a hearing by the board of directors; provided, however, that in the event of any such removal, the board of directors, if requested in writing by the director subject to removal within ten (10) days of the removal decision by the board of directors, shall call a special meeting of the stockholders to confirm or overrule the decision of the board of directors. If the earliest practicable date to hold the special meeting of the stockholders falls within ninety (90) days of the date of the annual meeting as provided in section 4.1 of these by-laws, the matter shall be presented to the stockholders for a vote at the annual meeting. At the meeting of stockholders at which the question of the removal of the director is presented for a vote, the director complained of shall be provided a reasonable opportunity to present his position. The vote of the holders of a majority of the shares, present and voting, entitled to vote at an election of directors shall confirm or overrule the decision of the board of directors. Until such time as the stockholders act on the removal of the director complained of, if the stockholders are required to do so, neither the board of directors nor the stockholders shall fill the vacancy caused by the removal of the director.

                             A vacancy resulting from a vote of the stockholders
may be filled by the stockholders at the meeting voting the removal and if not so filled shall be filled by the board of directors as provided in section 5.4 of these by-laws.

                               POWERS OF DIRECTORS

                     6.1    General Powers - Subject  to  the limitations of the
                            --------------
certificate of incorporation, of the by-laws and of the statutes of the State of Delaware relating to action which shall be authorized or approved by stockholders, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the board of directors. Without prejudice to such general powers, but subject to the same limitations, it is expressly declared that the board of directors shall have the following powers to wit:

                               (a) To control the  affairs  and  business of the
                     corporation and to establish and enforce rules and regulations not inconsistent with the laws of the State of Delaware, the certificate of incorporation or by-laws, for the guidance of its officers and the management and conduct of its affairs and business.

                               (b) To borrow  money and incur  indebtedness  for
                     corporate  purposes,  and  to  cause  to  be  executed  and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations and other evidences of indebtedness and securities therefor, and to do every act and thing necessary to effectuate the same.

                             COMMITTEES OF THE BOARD

                     7.1    Executive  &  Compensation  Committee - An executive
                            -------------------------------------
and compensation committee may be established by resolution adopted by a majority of the whole board, to consist of such number of directors as may be specified, which shall have and may exercise, in the intervals between meetings of the board, all the powers and authority of the board of directors, and may authorize the seal of the corporation to be affixed to all papers which may require it.
                     7.2    Other Committees of the Board - Other committees may
                            ------------------------------
be established, from time to time, by resolution of the board specifying the number of members and prescribing the committee functions and duties.

                             OFFICERS AND MANAGEMENT

                     8.1    Corporate Officers - The officers of the corporation
                            ------------------
shall be elected by the board of directors and shall be a chairman of the board, a vice-chairman, a president and chief executive officer, one or more vice-presidents, a secretary, a controller, a treasurer and a general counsel. The board may also appoint any other corporate officers whom the board of directors may see fit in its discretion to designate. The chairman of the board and the vice-chairman shall be elected by the directors from their number. The president and chief executive officer shall recommend employee officers to the board of directors.

                     8.2    Election and Term of Office -  On the recommendation
                            ---------------------------
of the president and chief executive officer, management officers shall be elected annually at the first meeting of the board of directors following the annual meeting of s tockholders, or at such other time as the board of directors shall determine. Unless sooner removed by the board of directors, or unless they resign or become disqualified, all officers shall hold office until their successors are chosen and have qualified. Any officer, whether elected or appointed by the board of directors, may be removed at any time by a majority vote of all of the directors.

                     8.3    Powers  and  Duties - Subject  at  all  times to the
                            -------------------
control and direction of the board of directors, the president and chief executive officer shall conduct the business of the corporation in accordance with its purposes, and shall have administrative authority over all personnel, including employee officers, in the employ of the corporation; and each other corporate officer shall have and exercise the powers and duties usual to his office or delegated to him by the board of directors.

                     8.4    Compensation  of  Officers -  Officers  shall  each
                            --------------------------
receive such compensation as may be fixed by the directors. The president and chief executive officer shall recommend compensation for employee officers to the board of directors.

                     8.5    Vacancies - A vacancy occurring in any office may be
                            ---------
filled by a majority of the directors then in office at any regular or special meeting of the board.

                     8.6    Checks, Bills and Notes - All  checks, drafts, bills
                            -----------------------
of exchange, notes, orders for the payment of money and other negotiable instruments of the corporation shall be made in the name of the corporation, and shall be signed by any one of the following: the president, any vice president, the secretary, treasurer, controller, or any assistant secretary, assistant treasurer or assistant controller. The board of directors may also delegate to other officers or agents the power to sign or countersign such instruments. No officers or agents of the corporation singly or jointly with others shall have the power to make any bill payable, note or check or other negotiable instrument or endorse the same in the name of the corporation, or contract or cause to be contracted any debt or liability in the name or on behalf of the corporation, except as provided in these by-laws, and as authorized by the board of directors. Bills of exchange, checks, notes and other negotiable instruments received by the corporation shall be endorsed for collection by such officers or agents as may be designated by the board of directors for that purpose.

                              PATRONAGE ACCOUNTING

                     9.1   Scope of Patronage Refund Provisions - The provisions
                           ------------------------------------
of sections 9.2-9.5 of these by-laws provide for patronage refunds only with respect to that portion of the corporation's business consisting of sales of farm supplies. Patronage refunds, if any, with respect to marketing operations will be paid only pursuant to marketing contracts with members and contract patrons providing for the payment of such refunds.

                     9.2    Definitions - As  used  in sections 9.2-9.5 of these
                            -----------
by-laws:

                               (a)   Member  - The term  "member"  includes  any
                                     ------
                     member of the corporation as defined in section 1.2(c) of these by-laws and also any person who has entered into a patronage refund contract with the corporation as authorized by section 9.5 of these by-laws. The term "non-member" refers to any person who is not a member as that term is defined in the preceding sentence.

                               (b)   Net Margin  -  The  "net   margin"  of  the
                                     ----------
                     corporation shall be taxable income from sales of farm supplies for the fiscal year, as computed for federal income tax purposes, but without taking into account any deductions for patronage refunds.

                               (c)   Member Margin -  "Member  margin"  shall be
                                     -------------
                     that portion of the net margin derived from sales of farm supplies to members, determined by multiplying the net margin by the percentage of gross purchasing volume which is attributable to sales of farm supplies to members.

                               (d)   Volume  Subject to Refund - "Volume subject
                                     -------------------------
                     to refund" is the gross volume of the corporation from sales of farm supplies for any fiscal year, reduced by that portion of such volume attributable to business with non-members, and increased by the average percentage mark-up necessary to reflect an equivalent volume at the retail level.

                               (e)   Member's Pro  Rata  Share - Each  "member's
                                     -------------------------
                     pro rata share" of any refund or reserve shall be computed by multiplying the amount or volume subject to refund attributable to such member by a percentage determined by dividing the total refund or reserve to be allocated, as the case may be, by the total amount of volume subject to refund.

                               (f)   Patronage  Refund  -  The  term  "patronage
                                     -----------------
                     refund" shall include a patronage refund or rebate or any amount paid to a patron pursuant to section 9.5 of these by-laws on the basis of business done with or for such a patron.

                     9.3       Reasonable Reserves - The  board of directors may
                               -------------------
set aside each fiscal year, from the net margin of the corporation, such amounts as the board of directors in its discretion deems necessary for the efficient prosecution of the corpora tion's business, provided however, that no amounts shall be set aside which are not reasonable in amount, giving due regard to the purposes thereof (such amounts being sometimes hereinafter referred to as "reasonable reserves"). Any reserves set aside pursuant to section 9.3 of these by-laws shall be allocated first to all net earnings, as defined in (ii) of section 9.4 of these by-laws, of the corporation other than member margin and, to the extent that such reserves exceed such net earnings, to member margin. Such reasonable reserves may be used for such proper corporate purposes as shall be determined by the board of directors, including, but not limited to the accumulation of working capital, contributions to sinking funds to meet future indebtedness, payment of Federal income and excess profits taxes, acquisition of funds for expansion or replacement, or accumulations of reserves to offset price declines. The corporation shall maintain records sufficient to afford permanent means for apportioning to each member his pro rata share of all amounts retained by the corporation as reasonable reserves for each fiscal year.

                     9.4    Dividends on Capital Stock - The  board of directors
                            --------------------------
may set aside each fiscal year from funds available therefor such amounts as the board deems appropriate for payment as dividends on issued and outstanding capital stock. Such amounts shall be allocated pro rata between (i) member margin and (ii) all other net earnings of the corporation (including both net margin derived from purchasing business conducted with non-members, and earnings not derived from purchasing).

                     9.5    Payment of Patronage Refunds -
                            ----------------------------

                            (a)    Obligation  to  Pay  Patronage  Refunds - The
                                   ---------------------------------------
                     corporation shall be obligated, as soon as practicable after the close of each fiscal year and in no event later than 8 1/2 months after the close thereof, to pay each member in cash as a patronage refund his pro rata share of all member margin remaining after deducting amounts, if any, set aside therefrom by the board of directors (1) as reasonable reserves pursuant to section 9.3 of these by-laws and (2) for payment as dividends on issued and outstanding capital stock pursuant to section 9.4 of these by- laws; provided that the amount of patronage refunds thus determined shall be increased or decreased to the extent necessary to enable the obligation for the payment of such refunds to be expressed as a percentage of volume.

                            (b)    Minimum  Payment   of   Patronage  Refunds  -
                                   ---------------------------------------------
                     Notwithstanding  the provisions of paragraph (a) of section
                     9.5 of these by-laws, the board of directors shall fix and/or amend from time to time the minimum amount which shall be paid as a patronage refund and any amount less than that so fixed shall not be distributed to the member entitled thereto (unless he claims it in cash) but shall be retained by the corporation as through it were part of a reasonable reserve set aside pursuant to section 9.3 of these by-laws.

                            (c)    Obligation to Pay Patronage Refunds Absolute-
                                   ---------------------------------------------
                     The corporation shall be absolutely liable for the payment of patronage refunds as provided herein without further action on the part of any officer or of the board of directors.

                            (d)    Place of  Purchase  - Each  member  shall  be
                                   ------------------
                     entitled to his respective pro rata share of any patronage refunds paid with respect to Agway distributed goods purchased from Agway and certain dealers. The corporation shall enter into such contracts, undertakings and understandings with certain dealers as may be necessary and proper to insure that each member will receive his pro rata share of such refunds.

                     9.6    Contract  Patrons  -  The  board  of  directors  may
                            -----------------
authorize the appropriate officers and/or employees of the corporation to contract to pay and to pay patronage refunds to patrons other than the members as defined in section 1.2(c) of these by-laws, provided the amounts of such patronage refunds are determined upon the same basis and under the same terms and conditions as those of such members, and provided further that any such contract shall be entered into prior to the accumulation of any gross receipts subject to the charge of such patronage refunds.

                                    MARKETING


                     10.1   Marketing Contracts - The terms and conditions under
                            -------------------
which agricultural products of members shall be marketed may be established by marketing contracts to be executed by the corporation and its members on an individual commodity or commodity group basis, not inconsistent with the provisions of these by-laws.


                        [11.1 - Intentionally left blank]


                                 INDEMNIFICATION

                     12.1    Right to Indemnification -  The  corporation  shall
                             ------------------------
indemnify to the fullest extent possible under applicable law as it presently exists or may hereafter be amended, any person (an "Indemnitee") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in section 12.3, the corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors of the corporation.

                     12.2    Prepayment of Expenses - The  corporation shall pay
                             ----------------------
the expenses (including attorneys' fees) incurred by a current or former director or officer of the corporation in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under sections 12.1- 12.7 of these by-laws or otherwise.

                     12.3    Claims  -  If  a  claim  for   indemnification   or
                             ------
advancement of expenses under sections 12.1-12.7 of these by-laws is not paid in full within sixty days after a written claim therefor by the Indemnitee has been received by the corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the reasonable expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.

                     12.4    Nonexclusivity of Rights - The  rights conferred on
                             ------------------------
any Indemnitee by sections 12.1-12.7 of these by - laws shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

                     12.5    Other Sources - The  corporation's  obligation,  if
                             -------------
any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, limited liability company, joint venture, trust, enterprise or non-profit enterprise.

                     12.6      Amendment or Repeal - Any  repeal or modification
                               -------------------
of the foregoing provisions of sections 12.1-12.5 of these by-laws shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

                     12.7    Other Indemnification and Prepayment of Expenses -
                             ------------------------------------------------
Sections 12.1-12.6 of these by-laws shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify or to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

                                  MISCELLANEOUS


                     13.1    Principal Office -  The  principal  office  of  the
                             ----------------
corporation in the State of Delaware shall be located at 1209 Orange Street in the City of Wilmington, County of New Castle.

                     13.2    Other Offices - The  principal  office  outside the
                             -------------
State of Delaware shall be at DeWitt, New York. The corporation may also have an office or offices at such other place or places, within or without the State of Delaware as the board of directors may from time to time appoint, or the business of the corporation may require.

                     13.3    Method of Giving Notice - Whenever in these by-laws
                               -----------------------
notice is required to be given, it may be given by any one or more of the following methods:

                             (a)    Delivered personally; or

                             (b) Written notice either deposited in the mail postage prepaid or sent by telegraph, addressed to the residence or place of business of the person to be notified as the same shall appear on the records of the corporation; or

                             (c) To members or stockholders by publication in any corporation bulletin or other periodical mailed to members or stockholders; or

                             (d) Any other means permitted under applicable law.

                     13.4     Waiver of Notice - The transactions of any meeting
                              ----------------
of the board of directors or any committee however called and noticed or wherever held, shall be as valid as though had at a meeting duly held, after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors or committee members not present signs a written waiver of notice or a consent to holding such meeting. All such waivers or consents shall be filed with the corporate records or made a part of the minutes of the meeting.

                     13.5     Effect of Holiday - If  the time designated herein
                              -----------------
for any meeting shall fall upon a legal holiday, then any such meeting shall be held on the next day following which is not a holiday.

                     13.6    Fiscal Year - The  fiscal  year of  the corporation
                             -----------
shall extend from July 1 to June 30 following.

                     13.7    Seal  -  The  seal  of  the  corporation  shall  be
                             ----
circular in form and shall have inscribed thereon the name of the corporation, the year of organization and the words: "Corporate Seal, Delaware."

                     13.8    Amendments -  These  by - laws  may  be  amended or
                             ----------
repealed or new by-laws adopted as follows:

                            (a) At any meeting of stockholders, by a vote of a majority of the stockholders present and voting, provided that the notice of the meeting shall have set forth the substance of the proposed amendment, repeal or new by-law provision upon which the vote is taken, or

                            (b) By vote of two-thirds of the directors in office.